NOTICE OF WITHDRAWAL
                                       OF
              SHARES AND/OR AMERICAN DEPOSITARY RECEIPTS ("ADRS")
                                       OF
                              THE ENERGY GROUP PLC
                              TENDERED PURSUANT TO
                                 THE CASH OFFER
                                       BY
                     LEHMAN BROTHERS INTERNATIONAL (EUROPE)
                                       &
                          MERRILL LYNCH INTERNATIONAL
                                  ON BEHALF OF
                              TU ACQUISITIONS PLC

                            TO: THE BANK OF NEW YORK

                             FOR INFORMATION CALL:
                                 (888) 460-7637

                            FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 815-6213

                        BY MAIL:                                       BY HAND OR OVERNIGHT COURIER:
              TENDER & EXCHANGE DEPARTMENT                              TENDER & EXCHANGE DEPARTMENT
                     P.O. BOX 11248                                          101 BARCLAY STREET
                 CHURCH STREET STATION                                   RECEIVE AND DELIVER WINDOW
             NEW YORK, NEW YORK 10286-1248                                NEW YORK, NEW YORK 10286

    Gentlemen: the undersigned hereby withdraws the shares and/or ADRs of The Energy Group PLC identified below:
--------------------------------------------------------------------------------

  Name(s) of persons who tendered shares and/or ADRs to be withdrawn

  ____________________________________________________________________________

  Name(s) of registered holder(s) (if different): ____________________________

  Number of shares and/or ADRs withdrawn: ____________________________________

  (the rest to be completed only if certificates for ADRs have been delivered or otherwise identified to
            The Bank of New York or tendered by book-entry transfer)

  Certificate Number(s)*: ____________________________________________________

  If applicable, check the box for the Book-Entry Transfer Facility where ADRs were tendered:

  / /  The Depository Trust Company ("DTC")

  Account numbers(s): ________________________________________________________

  Name of the account: _______________________________________________________
--------------------------------------------------------------------------------

                        (MUST BE SIGNED ON REVERSE SIDE)

* Call Shareholder Communications Corporation at (800) 733-8481, ext. 475 for assistance if you do not have your Certificate Number(s).

                              ADR HOLDER SIGN HERE

    Must be signed by registered holder(s) exactly as name(s) appear(s) on ADR certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents previously transmitted or transmitted herewith. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.
________________________________________________________________________________
________________________________________________________________________________

                            SIGNATURE(S) OF OWNER(S)
Dated: ________________________
Name(s): _______________________________________________________________________
________________________________________________________________________________

                                  PLEASE PRINT
Capacity (full title): _________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________

                                                            (INCLUDING ZIP CODE)
Area Code and Tel. No.: ________________________________________________________

                              SIGNATURE GUARANTEE*
 (REQUIRED IF CERTIFICATES FOR ADRS HAVE BEEN DELIVERED OR OTHERWISE IDENTIFIED
                                       TO
                             THE BANK OF NEW YORK)
Authorized Signature: __________________________________________________________
Name: __________________________________________________________________________
Title: _________________________________________________________________________
Address: _______________________________________________________________________
Name of Firm: __________________________________________________________________
Area Code and Tel. No.: ________________________________________________________
Dated: ________________________

* The ADR holder's signature above must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), unless the ADR holder is itself an Eligible Institution.

       WITHDRAWAL OF SHARES AND/OR AMERICAN DEPOSITARY RECEIPTS ("ADRS")
                                       OF
                              THE ENERGY GROUP PLC

                      TENDERED PURSUANT TO THE CASH OFFER
                                       BY
                     LEHMAN BROTHERS INTERNATIONAL (EUROPE)
                                       &
                          MERRILL LYNCH INTERNATIONAL
                                  ON BEHALF OF
                              TU ACQUISITIONS PLC

TO HOLDERS OF SHARES AND/OR ADRS, OF THE ENERGY GROUP PLC WHO HAVE TENDERED SUCH SHARES AND/OR ADRS, PURSUANT TO THE OFFER BY LEHMAN BROTHERS INTERNATIONAL (EUROPE) AND MERRILL LYNCH INTERNATIONAL ON BEHALF OF TU ACQUISITIONS PLC, DATED MARCH 10, 1998, OR ANY REVISION THEREOF ("TEXAS OFFER").

    The offer by Lehman Brothers International (Europe) and Merrill Lynch International on behalf of TU Acquisitions PLC, dated March 10, 1998 ("Texas Offer Document"), provides that The Energy Group shares and/or ADRs that have been tendered pursuant to the terms of the Texas Offer may be withdrawn if the applicable procedures set forth in paragraph 3 of Part B of Appendix I to the Texas Offer Document are followed.

    Paragraph 3 of Part B of Appendix I to the Texas Offer provides in relevant part as follows:

   "(d) Subject to (b) above, to be effective, a written notice of withdrawal must be received before the end of the Initial Offer Period by the party (either the United Kingdom Receiving Agent or the US Depositary) to whom the Acceptance From was originally sent and must specify the name of the person who has tendered the Energy Group Securities, the number of Energy Group Securities to be withdrawn and (if certificates have been tendered) the name of the registered holder of the relevant Energy Group Securities, if different from the name of the person who tendered such Energy Group Securities.

    (e) In respect of Energy Group ADSs, if Energy Group ADRs have been delivered or otherwise identified to the US Depositary, then, prior to the physical release of such Energy Group ADRs, the serial numbers shown on such Energy Group ADRs must be submitted and, unless the Energy Group ADSs evidenced by such Energy Group ADRs have been tendered by an Eligible Institution or by means of a Letter of Transmittal, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If interests in Energy Group ADSs evidenced by Energy Group ADRs have been delivered pursuant to the procedures for book-entry transfer set out in paragraph 10 of this Part B of Appendix I below, any notice of withdrawal must also specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Energy Group ADSs and must otherwise comply with such Book-Entry Transfer Facility's procedures.

    (f) Withdrawals of tendered Energy Group Securities may not be rescinded (without TU Acquisitions' consent) and any Energy Group Securities properly withdrawn and not properly re-tendered will thereafter be deemed not validly tendered for the purposes of the Texas Utilities Offer. Withdrawn Energy Group Securities may be subsequently re-tendered, however, by following one of the procedures described in either paragraph 10 or paragraph 11 of this part B of Appendix I below, as the case may be, at any time whilst the Texas Utilities offer remains open.

    (g) All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by TU Acquisitions, whose determination (except as required by the Panel) will be final and binding. None of TU Acquisitions, The Energy Group, Lehman Brothers, Merrill Lynch, the US Depositary, the United Kingdom Receiving Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notifications."

    In connection with the increased offer (the "Increased Offer") to purchase any and all Energy Group shares and Energy Group ADRs by PacifiCorp Acquisitions (the "Offeror"), a wholly-owned subsidiary of PacifiCorp, described in the Increased Offer to Purchase dated March 19, 1998 (as it may be supplemented from time to time), the Offeror, for the convenience of holders of Energy Group shares and Energy Group ADRs, has provided on the attached page a form of "Notice of Withdrawal" which, if properly completed and delivered to The Bank of New York, the depositary for the Texas Offer, will enable holders of Energy Group shares and Energy Group ADRs to properly withdraw Energy Group shares and Energy Group ADRs tendered pursuant to the Texas Offer. Please complete this form, a facsimile thereof or any other proper notice of withdrawal and deliver it in the enclosed envelope marked "TEG/PPW" by mail or by hand or by telegraph or facsimile transmission to Continental Stock Transfer & Trust Company, agent for the Offeror, which will forward such document to The Bank of New York on your behalf.

    Energy Group shares and Energy Group ADSs held by The Bank of New York under the Texas Offer must first be withdrawn before they can be tendered into the PacifiCorp Offer. Holders of Energy Group shares and Energy Group ADRs who desire assistance in withdrawing such shares and ADRs tendered pursuant to the Texas Offer may contact the Information Agent for the PacifiCorp Offer at its address and telephone numbers set forth below.

    Copies of the PacifiCorp Increased Offer to Purchase and the related Revised Letter of Transmittal are also available from the Information Agent for the PacifiCorp Offer.

                  THE INFORMATION AGENT FOR THE PACIFICORP OFFER:

                     SHAREHOLDER COMMUNICATIONS CORPORATION
                                17 State Street
                                   27th Floor
                            New York, New York 10004
                    Call Toll Free: 1-800-733-8481, ext. 475